                                                      [CLAYTON UTZ LOGO OMITTED]
--------------------------------------------------------------------------------









MACQUARIE SECURITISATION LIMITED
ABN 16 003 297 336
Manager



[PERPETUAL TRUSTEES AUSTRALIA LIMITED
ABN 86 000 431 827]
Issuer Trustee







SUB-FUND NOTICE
PUMA GLOBAL TRUST NO. [  ]







                           [CLAYTON UTZ LOGO OMITTED]
          Levels 23-35 No 1 O'Connell Street Sydney NSW 2000 Australia
            PO Box H3 Australia Square Sydney NSW 1215 DX 370 Sydney
                    Tel + 61 2 9353 4000 Fax + 61 2 9251 7832
                OUR REF - 801/706/21723315 CONTACT - NINIAN LEWIS


            SYDNEY o MELBOURNE o BRISBANE o PERTH o CANBERRA o DARWIN

             Liability is limited by the Solicitors Scheme under the
                      Professional Standards Act 1994 NSW


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TABLE OF CONTENTS


1...........DEFINITIONS AND INTERPRETATION........................................................................1
            1.1         Definitions...............................................................................1
            1.2         Interpretation...........................................................................11
            1.3         Trust Deed definitions...................................................................11
            1.4         Incorporated definitions and other Transaction Documents and provisions..................12
            1.5         Issuer Trustee capacity..................................................................12

2...........UNITS................................................................................................12

            2.1         Classes and number of Units..............................................................12
            2.2         Initial Unitholder.......................................................................12
            2.3         Beneficial Interest represented by the Income Unit.......................................12
            2.4         Beneficial Interest represented by the Capital Unit......................................13
            2.5         Right of Income Unitholder to payments...................................................13
            2.6         Rights of Capital Unitholder to payments.................................................13
            2.7         Capital and Income Unit subject to this Sub-Fund Notice..................................13
            2.8         Restrictions on transfer.................................................................13

3...........ISSUE OF NOTES.......................................................................................13

            3.1         Classes of Notes.........................................................................13
            3.2         Issue of Class A Notes and initial A$ Class B Notes......................................14
            3.3         Issue of additional A$ Class B Notes.....................................................14
            3.4         Issue of A$ Redraw Notes.................................................................14
            3.5         Pre-conditions to issue of Class A Notes and A$ Class B Notes............................14
            3.6         Voting at meetings under the Trust Deed..................................................15

4...........PRINCIPAL AND INTEREST ON THE NOTES..................................................................15

            4.1         Original Principal Balance of the Notes..................................................15
            4.2         Payment of interest on the Notes.........................................................16
            4.3         Redemption of the Notes..................................................................16
            4.4         Interest on overdue interest on the Notes................................................17
            4.5         Rounding of payments on the Notes........................................................17
            4.6         Manager undertakings.....................................................................17

5...........CASHFLOWS............................................................................................18

            5.1         Order of payments on each Payment Date...................................................18
            5.2         Order of application of amounts representing Collections.................................20
            5.3         Subordination of Manager's Fees..........................................................21
            5.4         Principal Cash Balance...................................................................23
            5.5         A$ principal payments on Class A Notes and A$ Class B Notes..............................23
            5.6         US$ payments.............................................................................24
            5.7         Prepayment Amounts.......................................................................24
            5.8         Pre-Funding Pool distribution............................................................25
            5.9         Subordinated Redraw Facility Interest....................................................25

6...........NET ACCOUNTING INCOME AND NET TAX INCOME.............................................................25

            6.1         Allocation of Net Accounting Income/Net Tax Income.......................................25
            6.2         Payment to Income Unitholders............................................................26
            6.3         Excess distributions.....................................................................26

7...........ACQUISITION AND DISPOSAL OF APPROVED MORTGAGES.......................................................26

            7.1         Establishment of the Pre-Funding Pool....................................................26
            7.2         Acquisition of Approved Mortgages during Pre-Funding and Substitution Periods............26

            7.3         Maturity Date for Approved Mortgages and Further Advances................................27
            7.4         Sale of Approved Mortgages...............................................................27
            7.5         No obligation............................................................................28

8...........REDRAWS AND FURTHER ADVANCES.........................................................................28

            8.1         Redraws and non-Subordinate Funded Further Advances......................................28
            8.2         Subordinate Funded Further Advances......................................................28
            8.3         No obligation............................................................................29

9...........TRANSFER POWER OVER APPROVED MORTGAGES...............................................................29

            9.1         Nature of Transfer Power.................................................................29
            9.2         Transfer Power...........................................................................29
            9.3         Benefit of Transfer Power for more than one Fund.........................................29
            9.4         Time of transfer.........................................................................30
            9.5         Transfer and payment.....................................................................30

10..........MISCELLANEOUS........................................................................................30

            10.1        Amendments to this Sub-Fund Notice.......................................................30
            10.2        Amendments to Transaction Documents......................................................30
            10.3        Collections held by Manager..............................................................30
            10.4        Currency conversion of Class A Notes - Authorised Investments............................31
            10.5        Notices to Investors.....................................................................31
            10.6        Record Date..............................................................................31
            10.7        Ratings by Fitch.........................................................................31

SUB-FUND NOTICE DATED [  ]

FROM MACQUARIE SECURITISATION LIMITED ABN 16 003 297 336 of Level 23, 20 Bond Street Sydney ("MANAGER")

TO [PERPETUAL TRUSTEES AUSTRALIA LIMITED ABN 86 000 431 827 of Level 7, 9 Castlereagh Street, Sydney] ("ISSUER TRUSTEE")

RECITALS

A. This Sub-Fund Notice is issued by the Manager to the Issuer Trustee pursuant to clause [6A.1] of the Trust Deed.

B. This Sub-Fund Notice is issued in respect of the Sub-Fund to be known as "PUMA Global Trust No. [ ]".

C. If accepted by the Issuer Trustee, this Sub-Fund Notice is to be entered into the Register by the Issuer Trustee in accordance with clause [15.1(a)] of the Trust Deed.

--------------------------------------------------------------------------------
1.        DEFINITIONS AND INTERPRETATION

1.1       DEFINITIONS

          In this Sub-Fund Notice, unless the context otherwise requires:

          "A$ CLASS [ ]INTEREST AMOUNT" in relation to a [Quarterly] Payment Date and the [Quarterly] Period ending on that [Quarterly] Payment Date means an amount calculated as follows:

                                                               N
                                    ACAIA = ACAPB x ACAIR x   ---
                                                              365

          where:

          ACAIA   =  the A$ Class [ ]Interest Amount for the [Quarterly] Period;

          ACAPB   =  the A$ Equivalent of the aggregate Principal Balances of the Class [ ] Notes at the close of business on the first day of the [Quarterly] Period (after taking into account any reduction in the Principal Balances of the Class [ ]
                     Notes on that day);

          ACAIR   =  the A$ Class [  ] Interest Rate for the [Quarterly] Period;
                     and

          N       =  the number of days in the [Quarterly] Period.

          [insert similar definition for any other notes denominated in a currency other than Australian dollars]

          "A$ CLASS [ ] INTEREST RATE" in relation to a [Quarterly] Period means the aggregate of:

          (a) the [three month Bank Bill Rate] determined by the Manager on the first day of that [Quarterly] Period provided that if the first [Quarterly] Period is less than or greater than [3] months the relevant rate for that [Quarterly] Period will be determined by the Manager by straight-line interpolation by reference to two available rates one of which is the Bank Bill Rate on that date for the period next shorter than the length of that [Quarterly] Period and the other of which is the Bank Bill Rate on that date for the period next longer than the length of that [Quarterly] Period; and

          (b) the applicable "Spread" for that [Quarterly] Period specified in paragraph 5.2 of the confirmation for the Currency Swap (as if reference to a "Floating Rate Payer Payment Date" were reference to the [Quarterly] Payment Date at the end of that Quarterly Period).

          [insert similar definition for any other notes denominated in a currency other than Australian dollars]

          "A$ CLASS [ ] PRINCIPAL AMOUNT" means, in relation to a [Quarterly] Payment Date, the amount of the Distributable Principal (if any) to be applied towards the A$ Class [A] Principal Amount on that [Quarterly] Payment Date pursuant to clause [5.5(a)(i)] or clause [5.5(b)(i)] (as applicable).

          [insert similar definition for any other notes denominated in a currency other than Australian dollars]

          "A$ CLASS [ ] NOTE" means a Registered Note issued by the Issuer Trustee as trustee of the PUMA Trust pursuant to clause [7.5] of the Trust Deed and forming part of the class of Notes described in clause 3.1(b) as A$ Class [ ] Notes.

          [insert same definition for any other notes denominated in Australian dollars]

          "A$ CLASS [ ] NOTEHOLDER" means a Noteholder in respect of an A$ Class
          [ ] Note.

          [insert same definition for any other notes denominated in Australian dollars]

          "A$ EQUIVALENT" in relation to an amount which is calculated, determined or expressed in [US$], or which includes a component determined or expressed in [US$], means that [US$] amount or [US$] component (as the case may be) multiplied by the A$ Exchange Rate.

          "A$ EXCHANGE RATE" means the "A$ Exchange Rate" specified in [paragraph 7] of the confirmation for the Currency Swap[s].

          "A$ NOTES" means the [A$ Redraw Notes and the A$ Class [ ] Notes and insert description of any other notes denominated in Australian dollars].

          "A$ NOTES INTEREST RATE" means:

          (a) in relation to an A$ Redraw Note and a [Monthly] Period in relation to that A$ Redraw Note, the sum of:

               (i) the [one month Bank Bill Rate] determined by the Manager on the first day of that [Monthly] Period; and

               (ii) the Margin for that A$ Redraw Note; and

          (b) in relation to an A$ Class [ ] Note and [insert name of any other notes denominated in Australian dollars]and a [Quarterly] Period in relation to that A$ Class [] Note, the sum of:

               (i) the [three month Bank Bill Rate] determined by the Manager on the first day of that [Quarterly] Period provided that if the first [Quarterly] Period in relation to an A$ Class [ ] Note and [insert name of any other notes denominated in Australian dollars] is less than or greater than [3 months] the relevant rate for that [Quarterly] Period will be determined by the Manager by straight-line interpolation by reference to two available rates one of which is the [Bank Bill Rate] on that date for the period next shorter than the length of that [Quarterly] Period and the other of which is the [Bank Bill Rate] on that date for the period next longer than the length of that [Quarterly Period]; and

               (ii) the Margin for that A$ Class [ ] Note and [insert name of any other notes denominated in Australian dollars].

          "A$ REDRAW NOTE" means a Registered Note issued by the Issuer Trustee as trustee of the PUMA Trust pursuant to clause [7.5] of the Trust Deed and forming part of a class of Notes described in clause [3.1(c)] as A$ Redraw Notes.

          "A$ REDRAW NOTEHOLDER" means a Noteholder in respect of an A$ Redraw Note.

          "AGENCY AGREEMENT" means the Agency Agreement to be entered into on or prior to the Closing Date between the Issuer Trustee, the Manager, [The Bank of New York, New York Branch (as the initial Note Trustee, Principal Paying Agent, Agent Bank and Note Registrar) and The Bank of New York, London Branch (as an initial Paying Agent)].

          "AGENT BANK" has the same meaning as in the Agency Agreement.

          ["AMORTIZATION DATE" means the [ ].]

          ["BANK BILL RATE" means, in relation to a date and a specified term, the rate expressed as a percentage per annum appearing on the Reuters Screen Page "BBSW" at approximately 10.10am Sydney time on that date for a bill of exchange having a tenor equal to that specified term, as being the average of the mean buying and selling rates appearing on that page for such a bill of exchange rounded to four decimal places. If fewer than four Banks quote on the Reuters Screen page "BBSW", the rate for that date and specified term will be calculated as above by taking the rates otherwise quoted by 4 Banks on application by the Manager for such a bill of the same tenor, eliminating the highest and lowest mean rates and taking the average of the remaining mean rates rounded to four decimal places. If a rate cannot be determined in accordance with the foregoing procedures, then the Bank Bill Rate means such rate as is specified in good faith by the Manager at or around that time on that date, having regard, to the extent possible, to comparable indices then available as to the rates otherwise bid and offered for such bills of that tenor around that time.]

          "BUSINESS DAY" means any day on which banks are open for business in Sydney, New York City and London, other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

          ["CLASS A CAPITAL UNIT" means the Class A Capital Unit in the PUMA Trust referred to in clause [2.1].]

          ["CLASS B CAPITAL UNIT" means the Class B Capital Unit in the PUMA Trust referred to in clause [2.1].]

          ["CLASS A CAPITAL UNITHOLDER" means the Unitholder of the Class A Capital Unit.]

          ["CLASS B CAPITAL UNITHOLDER" means the Unitholder of the Class B Capital Unit.]

          "CLASS [ ] NOTE" has the same meaning as in the Note Trust Deed.

          [insert same definition for any other notes denominated in a currency other than Australian dollars]

          "CLASS [ NOTEHOLDER" has the same meaning as in the Note Trust Deed.

          [insert same definition for any other notes denominated in a currency other than Australian dollars]

          "CLOSING DATE" means [ ]or such other date as is agreed between the Manager and the Issuer Trustee.

          ["COLLECTIONS" at any time means all receipts of the Issuer Trustee then held by it as trustee of the PUMA Trust of any nature whatever, including, but not limited to, receipts:

          (a) of principal, interest and other amounts in relation to Approved Mortgages (including, without limitation, receipts in relation to a disposal of an Approved Mortgage pursuant to clauses [7.4 or 9]);

          (b) [of payments under Security Enhancements in respect of Approved Mortgages];

          (c) from Originators under Mortgage Origination Deeds (as defined in the Management Deed);

          (d) of other payments under the Support Facilities or the Redraw Facility Agreement;

          (e)  of income from other Authorised Investments;

          (f)  of proceeds of issue of Notes and Units;

          (g) [remaining in the Pre-Funding Pool at the end of the Pre-Funding Period where the amount remaining in the Pre-Funding Pool is less than A$[1 million];]

          (h)  held as Principal Cash Balance or Income Reserve; and

          (i)  held following a Payment Date as Collections under clause [5.1];

          but does not include:

          (j) amounts applied, or to be applied on a subsequent date, towards the acquisition of additional Approved Mortgages or the funding of Further Advances or Redraws;

          (k) [any amount that is held in the Pre-Funding Pool during the Pre-Funding Period and the entire amount remaining in the Pre-Funding Pool at the end of the Pre-Funding Period, if such amount is equal to or exceeds A$[ ];]

          (l)  in relation to a Payment Date, amounts referred to in paragraphs
               (a), (b) and (c) above received by the Issuer Trustee (or by the Manager or a Related Body Corporate of the Manager pursuant to clause [10.3]) after [5]pm, Sydney time, on the [ ] Business Day prior to that Payment Date;

          (m) any instalment under an Approved Mortgage paid by a borrower in advance but not yet due for payment where the Manager has directed the Issuer Trustee to retain that instalment until its scheduled payment date;

          (n) any Prepayment Amount or interest or other income earned on a Prepayment Amount (unless otherwise provided in the relevant Transaction Document); nor

          (o) any US$ amount received by the Issuer Trustee from the Currency Swap Provider under the Currency Swap where such amount has been or is to be paid directly by the relevant Currency Swap Provider to the Principal Paying Agent for the Class [] Notes (except any Settlement Amount, as defined in the ISDA Master Agreement, received by the Issuer Trustee to the extent that it is not applied in accordance with [ ] of the ISDA Master Agreement).]

          "CURRENCY SWAP" means the currency swap transaction in relation to the Class [ ] Notes entered into or to be entered into between the Issuer Trustee, the Manager and the initial

          Currency Swap Provider on or prior to the Closing Date pursuant to the ISDA Master Agreement and includes any substitute currency swap transaction which replaces an existing Currency Swap.

          "CURRENCY SWAP PROVIDER" means initially [ ] and includes any other person who subsequently enters into a Currency Swap with the Manager and the Issuer Trustee.

          "DISTRIBUTABLE PRINCIPAL" in relation to a [Quarterly] Payment Date means the sum of:

          (a) the amount available on that [Quarterly] Payment Date to be applied pursuant to clause 5.1(n); and

          (b) [in relation to the first [Quarterly] Payment Date only, the amount (if any) of the Pre-Funding Pool to be applied as Distributable Principal pursuant to clause 5.8(c).]

          "FEES AND EXPENSES" has the meaning ascribed to that term in relation to the PUMA Trust in the Trust Deed provided that "Fees and Expenses" do not include any of the liabilities of the Issuer Trustee referred to in clauses [5.1(b) to 5.1(q) (inclusive), clauses 5.5, 5.6, or 5.8] or in relation to a Prepayment Amount.

          "FINAL MATURITY DATE" means the [Quarterly] Payment Date occurring in [ ].

          "FURTHER ADVANCE" means, in relation to an Approved Mortgage which is an asset of the PUMA Trust, a further advance, or that part of a further advance (whether made before or after the acquisition of the Approved Mortgage by the PUMA Trust), by the Issuer Trustee under the terms of the Approved Mortgage which causes the Scheduled Balance of that Approved Mortgage (determined prior to any variation to the terms of the Approved Mortgage which increases the Scheduled Balance) to be exceeded.

          "INCOME RESERVE" has the meaning given in clause [5.3(b)].

          "INCOME UNIT" means the Income Unit in the PUMA Trust referred to in clause [2.1].

          "INCOME UNIT AMOUNT" means each amount available for payment to or application on behalf of the Income Unitholder pursuant to clause [5.1(h)].

          "INCOME UNITHOLDER" means the Unitholder of the Income Unit.

          "ISDA MASTER AGREEMENT" means the ISDA Master Agreement and the schedule thereto dated on or about the date of this Sub-Fund Notice entered into between the Issuer Trustee, the Manager and [ ] and includes any substitute agreement which replaces an existing ISDA Master Agreement.

          "ISSUER TRUSTEE" means initially [Perpetual Trustees Australia Limited, ABN 86 000 431 827] or, if [Perpetual Trustees Australia Limited] retires or is removed as trustee of the PUMA Trust under the Trust Deed, the then substitute Issuer Trustee.

          "MANAGER'S FEES" means the fees payable to the Manager under the Management Deed (and in accordance with the Trust Deed) in relation to the PUMA Trust.

          "MARGIN" means, in relation to an A$ Note, the margin expressed as a percentage per annum specified by the Manager, or determined in a manner specified by the Manager, in writing to the Issuer Trustee on or prior to the Issue Date of that A$ Note and which (without limitation) may be different for different periods for which that A$
          Note is outstanding.

          "MONTHLY PAYMENT DATE" means [ ], the [ ] day of each following calendar month until the Final Maturity Date and the Final Maturity Date provided that where any of these dates is not a Business Day the Monthly Payment Date will be the next following Business Day.

          "MONTHLY PERIOD" means:

          (a) the period from and including the Closing Date to but excluding the first Monthly Payment Date; and

          (b) each period t-hereafter from and including a Monthly Payment Date to but excluding the next Monthly Payment Date,

          provided that in relation to an A$ Redraw Note the first Monthly Period will commence on, and include, the Issue Date of that A$ Redraw Note and will end on, but exclude, the next Monthly Payment Date.

          ["NET INCOME AMOUNT" means, in relation to a [Quarterly] Payment Date, the aggregate of the Distributable Minimum Amount (as that expression is defined in the Management Deed) and the residual amount, if any, of Interim Calculable Net Income (as that expression is defined in the Management Deed) after application thereof to the Manager's Fees in accordance with clause [6.3(c)(ii)] of the Management Deed for the immediately preceding [Quarterly] Period.]

          ["NET LOSS" means, in relation to a [Quarterly] Period, the absolute value of any negative Net Income (as defined in the Management Deed) in relation to that [Quarterly] Period.]

          "NOTE" means a Class [ ] Note or [insert name of other notes denominated in a currency other than Australian dollars]or an A$ Note.

          "NOTE CONDITIONS" has the same meaning as in the Note Trust Deed.

          "NOTE REGISTRAR" has the same meaning as in the Agency Agreement.

          "NOTE TRUST DEED" means the Note Trust Deed to be entered into on or prior to the Closing Date between the Issuer Trustee, the Manager and [The Bank of New York, New York Branch (as the initial Note Trustee)].

          "NOTE TRUSTEE" has the same meaning as in the Note Trust Deed.

          "ORIGINAL PRINCIPAL BALANCE" means:

          (a) in relation to a Class [ ] Note or [insert name of other notes denominated in a currency other than Australian dollars], the amount stated on its face; and

          (b)  in relation to an A$ Note, A$[ ].

          "PAYING AGENT" has the same meaning as in the Agency Agreement.

          ["PAYMENT DATE" means each Monthly Payment Date and each Quarterly Payment Date other than any Monthly Payment Date which is not a Quarterly Payment Date and upon which no amounts are payable by the Issuer Trustee in respect of any A$ Redraw Note or the Redraw Facility Agreement.]

          ["PRE-FUNDING PERIOD" means the period commencing on the Closing Date and ending at [] pm (Sydney time) on the [ ] Business Day prior to the [ ] occurring [Quarterly] Payment Date.]

          ["PRE-FUNDING POOL" means the amount of the proceeds of the issue on the Closing Date of the[insert name of notes being issued which are denominated in a currency other than Australian dollars], after exchange to A$ under the Currency Swap, and the [insert name of notes being issued which are denominated in Australian dollars] issued on that date, to be held by the Issuer Trustee pursuant to clause [7.1], as determined by the Manager and notified in writing to the Issuer Trustee on or before the Closing Date, less the aggregate amount that has been applied from those proceeds of issue (as so determined) towards the acquisition of Approved Mortgages, together with all Loans, Collateral Securities and other rights and entitlements relating thereto, pursuant to clause [7.2]. The Pre-Funding Pool will be reduced to zero following its application on the [ ] [Quarterly] Payment Date pursuant to clause [5.8].]

          "PREPAYMENT AMOUNT" means any amount paid, or assets lodged by, the Manager or any other party to a Transaction Document to or with the Issuer Trustee as trustee of the PUMA Trust as:

          (a) a prepayment of any obligation by that person to the Issuer Trustee as trustee of the PUMA Trust under a Transaction Document to the extent that such amount has not (except as a prepayment) become payable to the Issuer Trustee in accordance with that Transaction Document; or

          (b) collateral for any obligation by that person to the Issuer Trustee as trustee of the PUMA Trust under a Transaction Document to the extent that such amount has not been utilised by the Issuer Trustee in accordance with that Transaction Document, and includes any amount or any assets specified in a Transaction Document to be a Prepayment Amount for the purposes of this Sub-Fund Notice and the Security Trust Deed.

          "PRINCIPAL BALANCE" means, at any time in relation to a Note, the Original Principal Balance of that Note less the aggregate of all amounts previously paid in relation to that Note on account of principal pursuant to, in the case of a Class [ ] Note, condition [7] of the Note Conditions, and in the case of an A$ Note, clauses [5.1,
          5.5 or 5.8].

          ["PRINCIPAL CASH BALANCE" has the meaning given in clause [5.4(d)].]

          ["PRINCIPAL COLLECTIONS" meansthe amount determined by the Manager as being :

          (a) the aggregate reduction (if any) in the Relevant Period in the outstanding amount owing (including interest accrued but not yet due) on all Approved Mortgages which are assets of the PUMA Trust, whether acquired before or during the Relevant Period, as a result of Collections received on the Approved Mortgages (and ignoring, for the purposes of such calculation, any increase in the outstanding amount of the Approved Mortgages as a result of the application of the Pre-Funding Pool to acquire additional Approved Mortgages);

          (b)  plus:

               (i) any amount invested or retained as Principal Collections on the immediately preceding Payment Date pursuant to clause [5.1(o)];

               (ii) [the amount of any reduction in the Principal Cash Balance since the immediately preceding Payment Date];

               (iii) any amount held to be applied towards the acquisition of Approved Mortgages or the funding of Redraws or Further Advances on the on the immediately preceding Payment Date as described in paragraph (j) of the definition of "Collections" in this clause 1.1, that have not as yet been utilized to acquire Approved Mortgages or fund Redraws or Further Advances; and

               (iv) only where Principal Collections are being determined in relation to the [first] [Quarterly] Payment Date, any amount of the Pre-Funding Pool added to Collections pursuant to clause [5.8]; and

(c) less the amount of any increase in the Principal Cash Balance and, only where Principal Collections are being determined in relation to a Payment Date, any amount held to be applied towards the acquisition of Approved Mortgages or the funding of Redraws or Further Advances on the Payment Date pursuant to clause [5.1(o)].]



          "PRINCIPAL PAYING AGENT" has the same meaning as in the Agency Agreement.

          "PRINCIPAL SHORTFALL" has the meaning given in clause [5.3(a)].

          "PUMA TRUST" means the Sub-Fund to be known as PUMA Global Trust No. [] to be constituted by the acceptance of this Sub-Fund Notice pursuant to clause [6A.2(a)] of the Trust Deed and the settlement on the Issuer Trustee of the sum of one hundred dollars pursuant to clause [6A.2(b)] of the Trust Deed.

          "[QUARTERLY] PAYMENT DATE" means [ ], each following [ ], [ ], [ ], and [ ] of each year until the Final Maturity Date (and includes the Final Maturity Date) provided that where any of these dates is not a Business Day the [Quarterly] Payment Date will be the next following Business Day.

          "[QUARTERLY] PERIOD" means:

          (a) the period from and including the Closing Date to but excluding the first [Quarterly] Payment Date; and

          (b) each period thereafter from and including a [Quarterly] Payment Date to but excluding the next [Quarterly] Payment Date,

          provided that in relation to an A$ Class [ ] Note the first Quarterly Period will commence on, and include, the Issue Date of that A$ Class
          [ ] Note and will end on, but exclude, the next [Quarterly] Payment Date.

          "REDRAW" means, in relation to an Approved Mortgage which is an asset of the PUMA Trust, a further advance, or that part of a further advance, by the Issuer Trustee under the terms of the Approved Mortgage which does not cause the Scheduled Balance (determined prior to any variation to the terms of the Approved Mortgage which increases the Scheduled Balance) of that Approved Mortgage to be exceeded.

          "REDRAW FACILITY ADVANCE" means "Advance" as that term is defined in the Redraw Facility Agreement.

          "REDRAW FACILITY AGREEMENT" means the Redraw Facility Agreement to be entered into on or prior to the Closing Date between the Issuer Trustee, the Manager and the initial Redraw Facility Provider and includes any substitute agreement which replaces an existing Redraw Facility Agreement.

          "REDRAW FACILITY INTEREST" in relation to a Payment Date or a date upon which a distribution is made to the Redraw Facility Provider pursuant to clause [13.1(g)(ii)] of the Security Trust Deed, means the fees and interest due on that Payment Date or date, as the case may be, and any fees and interest unpaid from prior Payment Dates, and interest on them, outstanding pursuant to the terms of the Redraw Facility Agreement.

          "REDRAW FACILITY LIMIT" at any time has the same meaning as the term "Facility Limit" in the Redraw Facility Agreement at that time.

          "REDRAW FACILITY PRINCIPAL" has the same meaning as in the Redraw Facility Agreement.

          "REDRAW FACILITY PROVIDER" means initially [ ], and includes any other person who subsequently enters into a Redraw Facility Agreement with the Manager and the Issuer Trustee.

          "RELEVANT PERIOD means in relation to Principal Collections and:

          (a) a Payment Date, the period from the end of the [seventh] Business Day prior to the immediately preceding Payment Date (or, in relation to the first Payment Date, from opening of business on the Closing Date) to the end of the [seventh] Business Day prior to that Payment Date; or

          (b) a day other than a Payment Date, the period from the end of the [seventh] Business Day prior to the immediately preceding Payment Date (or, if prior to the first Payment Date, from opening of business on the Closing Date) to opening of business on that day.

          "REQUIRED INCOME RESERVE" means, in relation to a Payment Date, the amount determined pursuant to clause [5.3(b)].

          ["REQUIRED PRINCIPAL CASH BALANCE" means, in relation to a Payment Date, the amount determined pursuant to clause [5.4(b)].]

          "SCHEDULED BALANCE" in relation to an Approved Mortgage means the amount that would be owing on the Approved Mortgage at the date of determination if the borrower had drawn down the Approved Mortgage in full and had made, prior to that date, the minimum payments required under the terms of the Approved Mortgage.

          "SECURITY TRUST DEED" means the Security Trust Deed to be entered into on or prior to the Closing Date between the Issuer Trustee, the Manager, [Perpetual Trustee Company Limited, ABN 42 000 001 007] and the Note Trustee.

          "SENIOR FEE AMOUNT" means, in relation to a Payment Date, the amount determined by the following calculation:

                                              n
            SFA      =     TPB  x [  ]%  x   ---
                                             365

            where:

            SFA      =     the Senior Fee Amount;

            TPB      =     the Total Principal Balance on that Payment Date
                           (before any repayments of principal of the Notes on that date); and

            n        =     the number of days in the period from (and
                           including) the immediately preceding
                           [Quarterly] Payment Date to (but excluding) that Payment Date.

          "SENIOR FURTHER ADVANCE" means a Further Advance other than a Subordinate Further Advance.

          "SENIOR REDRAW FACILITY INTEREST AMOUNT" in relation to a Payment Date or a date upon which a distribution is made pursuant to clause [13.1(g)(ii)] of the Security Trust Deed means an amount determined by the following calculation:

          SRFIA       =    SRP  x RFI
                           ---
                            RP
          where:

          SRFIA       =    the Senior Redraw Facility Interest Amount;

          SRP         =    the Senior Redraw Facility Principal on that Payment
                           Date or date;

          RP          =    the Redraw Facility Principal on that Payment Date or
                           date; and

          RFI         =    the Redraw Facility Interest on that Payment Date or
                           date.

          "SENIOR REDRAW FACILITY PRINCIPAL" in relation to a Payment Date or a date upon which a distribution is made pursuant to clause [13.1(g)(ii)] of the Security Trust Deed means the amount, if any, by which the Redraw Facility Principal in relation to that Payment Date or date exceeds the aggregate Subordinate Further Advance Amounts in respect of the Approved Mortgages, which are, or were, assets of the PUMA Trust, in relation to that Payment Date or date.

          "SUBORDINATE FURTHER ADVANCE" means, in relation to an Approved Mortgage which is an asset of the PUMA Trust, a Further Advance made (whether before or after the acquisition of the Approved Mortgage by the PUMA Trust) or to be made, as the context requires, by the Issuer Trustee at any time to the extent to which it is made without the benefit of insurance under a Mortgage Insurance Policy.

          "SUBORDINATE FURTHER ADVANCE AMOUNT" in relation to a Payment Date or a date upon which a distribution is made pursuant to clause [13.1(g)(ii)] of the Security Trust Deed and an Approved Mortgage, means the amount, if any, by which at the end of the [ ] Business Day preceding that Payment Date, or the earlier of the date of that distribution or date of sale of the relevant Approved Mortgage, as the case may be, the principal balance outstanding of that Approved Mortgage exceeds the Scheduled Balance of that Approved Mortgage as a result of Subordinate Further Advances made before the acquisition of the Approved Mortgage by the PUMA Trust or by the Issuer Trustee pursuant to clause [8]on the basis that repayments of principal on that Approved Mortgage by a Mortgagor are applied first towards any scheduled principal payments on that Approved Mortgage and then towards such Subordinate Further Advances (but not as a result of capitalised interest in respect of such Subordinate Further Advances). Notwithstanding the foregoing, if an Approved Mortgage which is an asset of the PUMA Trust is written off by the Manager as unrecoverable in a [Quarterly] Period then:

          (a) subject to the following, the Subordinate Further Advance Amount in relation to that Approved Mortgage will be the Subordinate Further Advance Amount, as determined in accordance with the above paragraph, immediately before the Approved Mortgage was written off as unrecoverable;

          (b) if there is no Net Loss in relation to that [Quarterly] Period, the Subordinate Further Advance Amount in relation to that Approved Mortgage will be reduced to zero on the [Quarterly] Payment Date at the end of that [Quarterly] Period; and

          (c) if there is a Net Loss in relation to that [Quarterly] Period, the Subordinate Further Advance Amount in relation to that Approved Mortgage on and from the [Quarterly] Payment Date at the end of that [Quarterly] Period will, subject to the following, be the lesser of the amount referred to in paragraph (a) above and that Net Loss. The Subordinate Further Advance Amount in relation to that Approved Mortgage will be reduced to zero at the end of the next Payment Date on or after that [Quarterly] Payment Date upon which the Principal Shortfall is reduced to zero.

          "SUBORDINATION LEVEL" means at any time:

          (a) the aggregate Principal Balance of all A$ Class [ ] Notes [and insert name of any other subordinated notes];

          divided by,

          (b) the sum of the A$ Equivalent of the aggregate Principal Balance of all Class [] Notes, the aggregate Principal Balance of all A$ Class [ ] Notes and the Redraw Facility Limit,

          (expressed as a percentage).

          ["SUBSTITUTION PERIOD" means the period from the Closing Date up to and including the [ ] Business Day prior to the second [Quarterly] Payment Date.]

          "SUPPORT FACILITY PROVIDER" means each party to a Support Facility other than the Issuer Trustee and the Manager.

          "TOTAL PRINCIPAL BALANCE" means, at any time, the A$ Equivalent of the aggregate of the Principal Balance at that time of all Notes.

          "TRIGGER LEVEL" means [ ]%.

          "TRUST DEED" means the Consolidated PUMA Trust Deed dated 13 July 1990 (as amended and supplemented from time to time) between the person referred to therein as the Founder and the Issuer Trustee under which the Trusts collectively known as the PUMA Fund are constituted.

          "UNDERWRITING AGREEMENT" means the Underwriting Agreement to be entered into on or prior to the Closing Date between the Issuer Trustee, the Manager, [insert names of other counterparties ],..

          "UNPAID A$ CLASS [ ] INTEREST AMOUNT" has the same meaning as in the Currency Swap.

          ["US DOLLARS" or "US$" means the lawful currency for the time being of the United States of America.]

          [insert any other currency in which notes will be offered, other than A$]

          [insert any other relevant definitions]

1.2       INTERPRETATION

          The provisions of clause [1.2] of the Trust Deed are incorporated into this Sub-Fund Notice as if set out in full in this Sub-Fund Notice and as if references to "this Deed" were to "this Sub-Fund Notice" and references to a "Banking Day" were to a "Business Day".

1.3       TRUST DEED DEFINITIONS

          Subject to clause [1.4], unless otherwise defined in this Sub-Fund Notice, each term or expression defined in the Trust Deed has the same meaning where used in this Sub-Fund Notice. Where there is any inconsistency in a definition between this Sub-Fund Notice and the Trust Deed, this Sub-Fund Notice prevails in respect of the PUMA Trust. Subject to clause [1.4], terms or expressions defined in the Trust Deed in relation to a Fund are, when used in this Sub-Fund Notice, and unless the context otherwise requires, used in relation to the PUMA Trust.

1.4      INCORPORATED DEFINITIONS AND OTHER TRANSACTION DOCUMENTS AND PROVISIONS

          Where in this Sub-Fund Notice a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Sub-Fund Notice unless and until the amendment is consented to by the Manager and the Issuer Trustee.

1.5       ISSUER TRUSTEE CAPACITY

          In this Sub-Fund Notice, except where provided to the contrary:

          (a) (REFERENCES TO ISSUER TRUSTEE): a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the PUMA Trust only, and in no other capacity; and

          (b) (REFERENCES TO ASSETS OF THE ISSUER TRUSTEE): a reference to the undertaking, assets, business or money of the Issuer Trustee is a reference to the undertaking, assets, business or money of the Issuer Trustee in the capacity referred to in paragraph (a).

--------------------------------------------------------------------------------

2.        UNITS

2.1       CLASSES AND NUMBER OF UNITS

          The beneficial interest in the PUMA Trust is divided into 2 Units: 1 Capital Unit and 1 Income Unit. The Income Unit and the Capital Unit enjoy the same rights, entitlements, benefits and restrictions, except as expressly provided in this Sub-Fund Notice.

2.2       CLASSES OF CAPITAL UNITS

          The Capital Units are divided into two Classes: 1 Class A Capital Unit and 1 Class B Capital Unit.

2.3       INITIAL UNITHOLDER

          [Macquarie Securitisation Limited] is to be the initial Unitholder of the Class B Capital Unit and the Income Unit. [CU Securitisation Services Pty Limited, ACN 103 939 500] is the initial Unitholder of the Class A Capital Unit. The Issuer Trustee must, as soon as practicable following the creation of the PUMA Trust:

          (a) record [Macquarie Securitisation Limited] in the Register as the holder of the Income Unit and the Class B Capital Unit; and

          (b) record [CU Securitisation Services Pty Limited, ACN 103 939 500] in the Register as the holder of the Class A Capital Unit,

          in accordance with clause 15 of the Trust Deed.

2.4       BENEFICIAL INTEREST REPRESENTED BY THE INCOME UNIT

          The beneficial interest in the PUMA Trust represented by the Income Unit is limited to the amount (if any) standing from time to time to the credit of the Account representing any then due but unpaid Income Unit Amount.

2.5       BENEFICIAL INTEREST REPRESENTED BY THE CAPITAL UNIT

          (a) (CLASS A CAPITAL UNIT): The beneficial interest in the PUMA Trust represented by the Class A Capital Unit is in the assets of the PUMA Trust as a whole (other than the beneficial interest in the assets represented by the Income Unit) but not in any particular asset of the PUMA Trust up to a maximum amount of $1,000.

          (b) (CLASS B CAPITAL UNIT): The beneficial interest in the PUMA Trust represented by the Class B Capital Unit is in the assets of the PUMA Trust as a whole (other than the beneficial interest in the assets represented by the Income Unit and the Class A Capital
               Unit) but not in any particular asset of the PUMA Trust

2.6       RIGHT OF INCOME UNITHOLDER TO PAYMENTS

          The Income Unitholder has only the right to receive payments of the Income Unit Amount in accordance with this Sub-Fund Notice and only to the extent that funds are available for this purpose in accordance with this Sub-Fund Notice.

2.7       RIGHTS OF CAPITAL UNITHOLDERS TO PAYMENTS

          Each Capital Unitholder has no right to receive any payments or distributions in respect of its Capital Unit other than to receive any amounts available for distribution to that Capital Unitholder pursuant to clause 5.1(q).

2.8       CAPITAL AND INCOME UNITS SUBJECT TO THIS SUB-FUND NOTICE

          The rights, benefits and entitlements in respect of the Capital Unit and the Income Unit are subject to the terms of this Sub-Fund Notice.

2.9       RESTRICTIONS ON TRANSFER

          The Capital Units are non-transferable. The Income Unit may be transferred at any time subject to the prior written consent of the Issuer Trustee and the Manager (which, in each case, must not be unreasonably withheld) and notification to each Current Rating Authority by the Manager.

--------------------------------------------------------------------------------
3.        ISSUE OF NOTES

3.1       [CLASSES OF NOTES

          Notes issued by the Issuer Trustee must be issued in one or more of the following classes:

          (a) (CLASS [ ] NOTES): Class [] Notes denominated in [ ] and issued subject to and in accordance with the Note Trust Deed and which in turn may be divided into sub-classes if so specified in the Note Conditions;

          (b) (A$ CLASS [ ] NOTES): one or more classes of A$ Class [ ] Notes which will be Registered Notes issued pursuant to clause [7.5] of the Trust Deed. All A$ Class [ ] Notes with the same Issue Date will form a single class separate from classes of A$ Class [ ] Notes issued on other Issue Dates; or

          (c) (A$ REDRAW NOTES): one or more classes of A$ Redraw Notes which will be Registered Notes issued pursuant to clause [7.5] of the Trust Deed. All A$ Redraw Notes with the same Issue Date will form a single class separate from classes of A$ Redraw Notes issued on other Issue Dates.]

3.2       [ISSUE OF CLASS [  ] NOTES AND INITIAL A$ CLASS [  ] NOTES

          Subject to the satisfaction of all relevant conditions precedent in the Transaction Documents, the Issuer Trustee must, upon the direction of the Manager:

          (a) (CLASS [ ] NOTES): issue the Class [ ] Notes on the Closing Date in accordance with the Note Trust Deed and the Underwriting Agreement; and

          (b) (INITIAL A$ CLASS [ ] NOTES): issue the initial A$ Class [ ] Notes on the Closing Date in a principal amount as specified by the Manager to the Issuer Trustee no later than [2] Business Days (or such later date as the Issuer Trustee agrees) prior to the Closing Date in accordance with clause [7] of the Trust Deed.

          No Class [ ] Notes may be issued after the Closing Date.]

3.3       [ISSUE OF ADDITIONAL A$ CLASS [  ] NOTES

          The Issuer Trustee, if so directed by the Manager no less than [5] Business Days (or such lesser period as the Issuer Trustee agrees) prior to a proposed Issue Date occurring after the Closing Date, must issue additional A$ Class [ ] Notes in a principal amount and on any Issue Date as specified by the Manager. The Manager must not direct the Issuer Trustee to issue A$ Class [ ] Notes after the Closing Date unless the Manager has received written confirmation from each Current Rating Authority that this will not result in a downgrading, withdrawal or qualification of any rating assigned by them to the Notes.]

3.4       ISSUE OF A$ REDRAW NOTES

          The Issuer Trustee, if so directed by the Manager no less than [5] Business Days (or such lesser period as the Issuer Trustee agrees) prior to the proposed Issue Date, must issue A$ Redraw Notes in a principal amount and on any Issue Date as specified by the Manager. The Manager must not direct the Issuer Trustee to issue A$ Redraw Notes unless the Manager has received written confirmation from each Current Rating Authority that this will not result in a downgrading, withdrawal or qualification of any rating assigned by them to the Notes.

3.5       PRE-CONDITIONS TO ISSUE OF CLASS [  ] NOTES AND A$ CLASS [  ] NOTES

          Without limiting clause [3.2], the Issuer Trustee must not issue the Class A Notes or the A$ Class [B] Notes on the Closing Date until it has received:

          (a) (TRANSACTION DOCUMENTS): executed original counterparts (or satisfactory evidence of the due execution by each party) of the Note Trust Deed, the Agency Agreement, the Security Trust Deed, the ISDA Master Agreement, the Redraw Facility Agreement, the Currency Swap and the Underwriting Agreement;

          (b) (CURRENCY SWAP CONFIRMATION): written confirmation from the Currency Swap Provider[s] that all conditions precedent to the Currency Swap Provider's obligations under the ISDA Master Agreement, which can be satisfied on or prior to the Closing Date, have been satisfied;

          (c) (REDRAW FACILITY CONFIRMATION): written confirmation from the Redraw Facility Provider that all conditions precedent to the Redraw Facility Provider's obligations under the Redraw Facility Agreement, which can be satisfied on or prior to the Closing Date, have been satisfied; and

          (d) (TRANSFER PROPOSAL): a Transfer Proposal from the Manager relating to the transfer of Approved Mortgages to the PUMA Trust on the Closing Date.

3.6       VOTING AT MEETINGS UNDER THE TRUST DEED

            The procedures for convening a meeting of Relevant Noteholders for the purposes of the First Schedule of the Trust Deed are varied as follows:

          (a) (NOTICES AND TIMING): if Class [ ] Noteholders are included within the, or are the only, Relevant Noteholders for the purposes of a meeting under the First Schedule of the Trust Deed:

               (i) any notice of a meeting given or required to be given to the Class [ ] Noteholders must also be given to the Note Trustee;

               (ii) a meeting under the First Schedule of the Trust Deed at which the Note Trustee is the only Relevant Noteholder pursuant to clause [3.6(b)] must not, unless otherwise agreed by the Note Trustee, be held until the Note Trustee has had the opportunity of seeking and obtaining directions from the relevant Class [ ] Noteholders regarding how the Note Trustee is to vote at the meeting;

          (b) (NOTE TRUSTEE TO ACT): the Relevant Noteholders in relation to Class [ ] Notes, for the purposes of the First Schedule of the Trust Deed, means the Note Trustee alone, acting on behalf of the corresponding Class [ ] Noteholders under the Note Trust Deed or, if the Note Trustee has become bound to take steps and/or to proceed under the Note Trust Deed and fails to do so within a reasonable time and such failure is continuing, those Class [ ] Noteholders;

          (c) (NOTE TRUSTEE AS REPRESENTATIVE): if the Note Trustee is the only Relevant Noteholder in relation to the Class [ ] Notes pursuant to clause [3.6(b)], it will be regarded as a Representative holding or representing all of the corresponding Class [ ] Notes for the purposes of determining whether a quorum is present at such meeting, for determining the votes to which the Note Trustee is entitled to cast at such meeting and any other relevant matter relating to such meeting;

          (d) (DIRECTIONS IN LIEU OF MEETING): if clause [3.6(c)] applies, then notwithstanding any other provision of the Trust Deed, the requirement to convene such a meeting and put such issue to such meeting will be satisfied if directions are sought from the Note Trustee on the particular issue that would otherwise be put to such meeting. Upon such a direction being given by the Note Trustee, a meeting of the Relevant Noteholders will be regarded as having been duly called, convened and held and the direction will be regarded as properly passed as an Extraordinary Resolution of such meeting; and

          (e) (CLASS [ ] NOTEHOLDERS): if the Class [ ] Noteholders become entitled to attend a meeting of Relevant Noteholders pursuant to clause [3.6(b)], the evidence of the entitlement of such Class
               [ ] Noteholders to attend such meeting and to vote thereat, and any other relevant matters, will be determined in accordance with the provisions of the Note Trust Deed and the Agency Agreement, with such amendments as determined by the Issuer Trustee to be necessary.

--------------------------------------------------------------------------------

4.        PRINCIPAL AND INTEREST ON THE NOTES

4.1       ORIGINAL PRINCIPAL BALANCE OF THE NOTES

          (a) (CLASS [ ] NOTES): Each Class [ ] Note will have an Original Principal Balance as set out on its face and will be issued at par value.

          (b) (A$ NOTES): Each A$ Note will have an Original Principal Balance of A$[ ] and will be issued at par value.

4.2       PAYMENT OF INTEREST ON THE NOTES

          (a) (CLASS [ ] NOTES): Each Class A Note will accrue interest, and such interest will be payable, in accordance with the Note Conditions.

          (b)  (A$ NOTES):

               (i) Each A$ Note will accrue interest from (and including) its Issue Date and will cease to accrue interest from (and including) the earlier of:

                      A. the date on which the Principal Balance of the A$ Note is reduced to zero and all accrued interest in respect of the A$ Note is paid in full; and

                      B. the date on which the A$ Note is deemed to be repaid in accordance with clause [4.3(b)(iv)].

               (ii) Interest on each A$ Redraw Note for each [Monthly] Period in relation to that A$ Redraw Note will accrue on a daily basis at the product of the A$ Notes Interest Rate applicable to that A$ Redraw Note for that [Monthly] Period and the Principal Balance of the A$ Redraw Note at the close of business on the first day of that [Monthly] Period and will be calculated on a daily basis and based on a [365] day year.

               (iii) Interest so calculated on an A$ Redraw Note will be payable in arrears on each [Monthly] Payment Date.

               (iv) Interest on each A$ Class [ ] Note for each Quarterly Period in relation to that A$ Class [ ] Note will accrue on a daily basis at the product of the A$ Notes Interest Rate applicable to that A$ Class [ ] Note for that [Quarterly] Period and the Principal Balance of the A$ Class [ ] Note at the close of business on the first day of that [Quarterly] Period and will be calculated on a daily basis and based on a [365] day year.

               (v) Interest so calculated on an A$ Class [ ] Note will be payable in arrears on each [Quarterly] Payment Date.

4.3       REDEMPTION OF THE NOTES

          (a) (CLASS [ ] NOTES): The Class [ ] Notes will be redeemed or deemed to be redeemed in accordance with the Note Conditions.

          (b)  (A$ NOTES):

               (i) Unless previously redeemed in full, the Issuer Trustee will, subject to this Sub-Fund Notice, redeem each A$ Note at its then Principal Balance, together with all accrued but unpaid interest, on the Final Maturity Date.

               (ii) Subject to clauses [4.3(b)(iii) and (iv)], the Issuer Trustee will redeem each A$ Redraw Note on a [Monthly] Payment Date and will redeem each A$ Class [ ] Note on a [Quarterly] Payment Date (either in whole or in part as the context requires) to the extent of any moneys to be applied by the Issuer Trustee pursuant to clause [5.1 or 5.5] (as
                      applicable) to that A$ Redraw Note or A$ Class [   ]
                      Note (as the case may be).

               (iii) Unless previously redeemed in full, the Issuer Trustee must redeem all, but not some only, of the A$ Notes, when required to do so in accordance with, and for the amount required under, conditions [7.3 and 7.4] of the Note Conditions.

               (iv) Upon a final distribution being made in respect of an A$ Note under clause [5.1 or 5.5] of this Sub-Fund Notice or clause [13.1] of the Security Trust Deed, that A$ Note will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest and any then unpaid Principal Balance or any other amounts in relation to that A$ Note will be extinguished in full.

               (v)    No amount of principal will be repaid in respect of an A$
                      Note in excess of the Principal Balance of that A$ Note.

4.4       INTEREST ON OVERDUE INTEREST ON THE NOTES

          (a)  (CLASS [ ] NOTES): If interest is not paid in respect of a Class
               [ ] Note on the date when due and payable in accordance with the Note Conditions, the unpaid interest will in turn bear interest in accordance with the Note Conditions.

          (b) (A$ NOTES): If interest is not paid in respect of an A$ Note on the date when due and payable in accordance with this Sub-Fund Notice (but without regard to any limitation contained in this Sub-Fund Notice) that unpaid interest will in turn bear interest at the A$ Notes Interest Rate from time to time applicable on that A$ Note until (but excluding) the date on which the unpaid interest, and interest on it, is paid in accordance with clause [5.1].

4.5       [ROUNDING OF PAYMENTS ON THE NOTES

          (a) (CLASS [ ] NOTES): All payments in respect of the Class [] Notes will be rounded in accordance with the Note Conditions.

          (b)  (A$ NOTES): All payments in respect of:

               (i) interest on the A$ Notes will be rounded to the nearest cent; and

               (ii) the Principal Balance of each A$ Note will be rounded downwards to the nearest integral multiple of [$1] for each [$10,000] of Original Principal Balance.]

4.6       MANAGER UNDERTAKINGS

          (a) (UNDERTAKING IN RELATION TO INTEREST): The Manager will endeavour to ensure (using the measures available to it in its capacity as manager of the PUMA Trust) that on each Payment Date there are sufficient Collections (other than Principal Collections [and the Principal Cash Balance]) to pay all interest payable on that Payment Date in relation to the Notes.

          (b) (UNDERTAKING IN RELATION TO PRINCIPAL): The Manager will endeavour to ensure (using the measures available to it in its capacity as manager of the PUMA Trust) that the Issuer Trustee is able to repay the Principal Balance on each Note in full by the Final Maturity Date.

--------------------------------------------------------------------------------

5.        CASHFLOWS

5.1       [ORDER OF PAYMENTS ON EACH PAYMENT DATE

          At least [ ] Business Days prior to each Payment Date the Manager must determine the payments or allocations to be made by the Issuer Trustee on that Payment Date from Collections in relation to that Payment Date and must direct the Issuer Trustee to apply, in accordance with clause [5.2] [and subject to clause [5.4(e)] (in relation to Collections comprising the Principal Cash Balance)], and the Issuer Trustee must apply, those Collections in making the following payments and allocations on that Payment Date in the following order of priority:

          (a) (FEES AND EXPENSES): first, in payment or allocation, pari passu and rateably, towards any outstanding Fees and Expenses and towards an amount to be invested in Authorised Investments towards provision for Fees and Expenses accrued and payable on subsequent Payment Dates or for which the Manager otherwise determines to make provision;

          (b) (MANAGER'S FEES): second, in payment to the Manager towards the Manager's Fees outstanding on that Payment Date or (if the Payment Date is not a Quarterly Payment Date) towards an amount to be invested in Authorised Investments towards provision for the Manager's Fees to the extent that they have accrued and are payable on the next [Quarterly] Payment Date, provided that the aggregate amount paid or for which provision is made pursuant to this clause [5.1(b)] must not exceed the Senior Fee Amount for that Payment Date;

          (c) (SUPPORT FACILITIES): third, in payment or allocation, pari passu and rateably, towards any amounts payable by the Issuer Trustee to Support Facility Providers under Support Facilities on that Payment Date (other than any amounts referred to in clauses [5.1(d), (e), (f), (j) and (p) and clause 5.7]) and towards an amount to be invested in Authorised Investments towards provision for such amounts accrued and payable on subsequent Payment Dates;

          (d) (CURRENCY SWAP, A$ REDRAW NOTES AND REDRAW FACILITY INTEREST): fourth, in payment or allocation, pari passu and rateably:

               (i) to the Currency Swap Provider towards the A$ Class [ ] Interest Amount and any Unpaid A$ Class [ ] Interest Amount in relation to that Payment Date payable under the Currency Swap or (if the Payment Date is not a [Quarterly] Payment Date) towards an amount to be invested in Authorised Investments as provision for the A$ Class [ ] Interest Amount and any Unpaid A$ Class [ ] Interest Amount accrued and payable on a subsequent Payment Date;

               (ii) to the A$ Redraw Noteholders, pari passu and rateably, towards interest due on the A$ Redraw Notes on that Payment Date pursuant to clause [4.2(b)] and any unpaid interest on the A$ Redraw Notes from prior Payment Dates and interest on that unpaid interest payable pursuant to clause [4.4(b)]; and

               (iii) to the Redraw Facility Provider towards an amount not exceeding the Senior Redraw Facility Interest Amount in relation to that Payment Date to be applied to the Redraw Facility Interest in relation to that Payment Date;

          (e) (A$ CLASS [ ] NOTES): fifth, in payment or allocation, to the A$ Class [ ]

               Noteholders, pari passu and rateably, towards interest due on the A$ Class [ ] Notes on that Payment Date pursuant to clause [ ] and any unpaid interest on the A$ Class [ ] Notes from prior Payment Dates and interest on that unpaid interest payable pursuant to clause [ ] or (if the Payment Date is not a [Quarterly] Payment Date) towards an amount to be invested in Authorised Investments as provision for such interest accrued and payable on a subsequent Payment Date;

          (f) (SUBORDINATED REDRAW FACILITY INTEREST): sixth, to the Redraw Facility Provider towards the balance of any Redraw Facility Interest on that Payment Date to be applied in accordance with clause [5.9];

          (g) (MANAGER'S FEES): seventh, towards an amount equal to the balance (if any) of the Manager's Fees due and outstanding, to be applied in accordance with clause [ ];

          (h) (NET INCOME AMOUNT): eighth, towards the Net Income Amount in relation to that Payment Date and any Net Income Amount from prior Payment Dates which has not previously been paid or applied pursuant to this clause [ ], to be paid or applied to the Income Unitholder to be dealt with, and held by, the Income Unitholder in accordance with clause [ ];

          (i) [(PRINCIPAL CASH BALANCE): ninth, towards the amount (if any) by which the Required Principal Cash Balance in relation to that Payment Date exceeds the then Principal Cash Balance (after the payments and allocations referred to above including any addition to the Principal Cash Balance pursuant to clauses [5.3(c)(i) and 5.9(a)]) to be invested or retained in Authorised Investments in respect of the Principal Cash Balance];

          (j) (SENIOR REDRAW FACILITY PRINCIPAL): tenth, to the Redraw Facility Provider towards an amount not exceeding the Senior Redraw Facility Principal in relation to that Payment Date ([less, in relation to the [ ] [Quarterly] Payment Date, any amount of the Pre-Funding Pool applied towards repayment of the Redraw Facility Principal pursuant to clause 5.8(a)]) to be applied towards repayment of the Redraw Facility Principal outstanding on the Business Day immediately prior to that Payment Date;

          (k) (REDRAWS AND FURTHER ADVANCES): eleventh, at any time towards any Redraws and, prior to the [Amortization Date], Senior Further Advances to be made on that Payment Date pursuant to clause [8];

          (l) (PRINCIPAL ON A$ REDRAW NOTES): twelfth, to the A$ Redraw Noteholders as a repayment of principal on the A$ Redraw Notes in the following order, until the Principal Balances of the A$ Redraw Notes have been reduced to zero:

               (i) first, rateably amongst those A$ Redraw Notes with the earliest Issue Date until the Principal Balance of those A$ Redraw Notes is reduced to zero;

               (ii) secondly, rateably amongst those A$ Redraw Notes with the next earliest Issue Date until the Principal Balance of those A$ Redraw Notes is reduced to zero; and

               (iii) subsequently, rateably amongst each subsequent group of A$ Redraw Notes (if any) with the same Issue Date until the Principal Balance of those A$ Redraw Notes is reduced to zero on the basis that an A$ Redraw Note will not be entitled to any payment in respect of principal until the Principal Balances of all A$ Redraw Notes with an earlier Issue Date than that A$ Redraw Note has been reduced to zero;

          (m) [(APPROVED MORTGAGES): thirteenth, towards the acquisition on that Payment Date, during the Substitution Period only, of any Approved Mortgages, together with Loans, Collateral Securities and other rights and entitlements relating thereto, pursuant to clause 7];

          (n) (PRINCIPAL ON CLASS [ ] NOTES AND A$ CLASS [ ] NOTES): fourteenth, if the Payment Date is a [Quarterly] Payment Date, to be paid to the Currency Swap Provider and the A$ Class [ ] Noteholders in accordance with clause 5.5 [provided that in relation to the [ ] [Quarterly] Payment Date only, no allocation will be made to the Currency Swap Provider or the A$ Class [ ] Noteholders towards repayment of the principal on the Class [ ] Notes and A$ Class [ ] Notes under this clause [5.1(n)] unless the amount to be allocated equals or exceeds A$[ ]];

          (o) (RETENTION): fifteenth, if the Payment Date is not a [Quarterly] Payment Date and the Principal Balance of the Notes has not been repaid or deemed to be repaid in full, the balance is to be invested or retained in Authorised Investments as Principal Collections;

          (p) (SUBORDINATE FURTHER ADVANCE AMOUNTS): sixteenth, if the Notes have been repaid in full, to the Redraw Facility Provider towards repayment of the balance of the Redraw Facility Principal outstanding on the Business Day immediately prior to that Payment Date; and

          (q) (CAPITAL UNITHOLDER): finally, if the Notes have been repaid in full, the balance, if any, is to be paid to the Capital Unitholders, firstly to the Class A Capital Unitholder up to a maximum aggregate amount of $1,000 for all such distributions and secondly to the Class B Capital Unitholder.

          The obligations of the Issuer Trustee to make any payment or allocation under each of the above paragraphs is limited in each case to the balance of the Collections (which may be applied in accordance with clause [5.2]) after payment in accordance with the preceding paragraph or paragraphs (if any). Any Collections not paid towards a liability of the PUMA Trust on a Payment Date, or otherwise allocated to the Income Reserve [or the Principal Cash Balance], are to be held by the Issuer Trustee as Collections and invested in Authorised Investments in accordance with clause [10.4(a)] of the Trust Deed. The determination by the Manager of the payments and allocations to be made by the Issuer Trustee pursuant to this clause [5.1] are to be made based upon the Manager's reasonable expectation of amounts to be received by the Issuer Trustee after the date of determination and which will be included in Collections on the relevant Payment Date. The Manager may by notice to the Issuer Trustee revise any direction given pursuant to this clause [5.1] in relation to a Payment Date at any time before a payment is made by the Issuer Trustee pursuant to that direction. If the Manager revises any direction pursuant to this clause [5.1] in relation to a [Quarterly] Payment Date then it must notify all parties to whom it is due to give or has given the Quarterly Servicing Report (as defined in the Note Conditions) in relation to that [Quarterly] Payment Date, pursuant to Condition [11.3] of the Note Conditions, of that revision prior to payment by the Issuer Trustee in accordance with that revised direction.]

5.2       ORDER OF APPLICATION OF AMOUNTS REPRESENTING COLLECTIONS

          [In making the payments and allocations set out in clause [5.1] on a Payment Date, the Manager must direct the Issuer Trustee to apply, and the Issuer Trustee must apply, the Collections in relation to that Payment Date in the following order:

          (a) (OTHER COLLECTIONS): first, the Issuer Trustee must apply any Collections which are not Income Reserve, Principal Collections[, or Principal Cash Balance];

          (b) (INCOME RESERVE): second, if the Collections referred to above have all been applied in accordance with clause [5.1] on that Payment Date, the Issuer Trustee must apply the Income Reserve;

          (c) (PRINCIPAL COLLECTIONS): third, if the Collections referred to above have all been applied in accordance with clause [5.1] on that Payment Date, the Issuer Trustee must apply Principal Collections; and

          (d) [(PRINCIPAL CASH BALANCE): finally, if the Collections referred to above have all been applied in accordance with clause [5.1] on that Payment Date, the Issuer Trustee must apply the Principal Cash Balance,]

          provided that, notwithstanding the foregoing, the Manager must not direct the Issuer Trustee to apply on a Payment Date, and the Issuer Trustee must not apply:

          (e)  (INCOME RESERVE): Income Reserve to amounts payable under:

               (i) clauses [5.1(f), (g) or (h)] except to the extent that the then Income Reserve (after prior applications on that Payment Date) exceeds the Required Income Reserve on that Payment Date; or

               (ii)   clauses [5.1(i) to (q)] (inclusive);

          (f) (PRINCIPAL COLLECTIONS): Principal Collections to amounts payable under clauses [5.1(f), (g) or (h)];

          (g) [(PRINCIPAL CASH BALANCE): Principal Cash Balance to amounts payable under:

               (i)    clauses [5.1(f), (g), (h), (i) or (o)]; or

               (ii) clauses [5.1(j) to (n)] (inclusive) except to the extent that the then Principal Cash Balance (after prior applications on that Payment Date) exceeds the Required Principal Cash Balance on that Payment Date;]

          (h) (REDRAW FACILITY ADVANCE): any Redraw Facility Advance on that Payment Date except under clauses [5.1(j), (k) or (p)] or in accordance with clause [8.2];

          (i) (A$ REDRAW NOTES): any issue proceeds of A$ Redraw Notes except under clauses [5.1(i), (j), (k) or (l)];

          (j) (A$ CLASS [ ] NOTES): any issue proceeds of A$ Class [ ] Notes issued after the Closing Date except under clauses [5.1(i), (j),
               (k), (l) or (n)]; or

          (k) (SUPPORT FACILITY AMOUNTS): otherwise, any amounts received under a Support Facility except in accordance with the terms of that Support Facility.]

5.3       SUBORDINATION OF MANAGER'S FEES

          (a) (PRINCIPAL SHORTFALL): The Principal Shortfall in relation to a Payment Date is:

               (i)    the aggregate, as determined by the Manager, of:

                      A. all amounts of Principal Collections [and Principal Cash Balance] previously paid or applied toward liabilities of the PUMA Trust (including amounts applied by way of provision for future liabilities but without double counting where those amounts are subsequently applied to those liabilities) under clauses [5.1(a) to (e)] (inclusive); and

                      B. the aggregate of any Net Losses in respect of preceding [Quarterly] Periods,

                      [but without double counting where an amount of Principal Cash Balance has been paid or applied as referred to in clause [5.3(a)(i)(A)] because of a Net Loss referred to in clause [5.3(a)(i)(B)]];

               (ii) [less the aggregate of all amounts previously allocated to the Principal Cash Balance pursuant to clauses [5.3(c)(i) and 5.9(a)].]

          (b) (INCOME RESERVE): The Manager must, no later than the day [ ] Business Days prior to each Payment Date, determine the amount of the Required Income Reserve in relation to that Payment Date and notify the Issuer Trustee in writing of such amount (unless there has been no change in the Required Income Reserve since it was last determined by the Manager). The Required Income Reserve may be determined by the Manager in its absolute discretion and may be zero. The Income Reserve at any time is:

               (i) the aggregate of all amounts previously allocated to the Income Reserve pursuant to clause [5.3(c)(ii)];

               (ii) less the aggregate of all amounts of the Income Reserve previously paid or applied toward liabilities of the PUMA Trust (including amounts applied by way of provision for future liabilities but without double counting where those amounts are subsequently applied to those liabilities) in accordance with clause [5.1].

               The Issuer Trustee must keep a record of the amount of the Income Reserve but may mix the Income Reserve with other assets of the PUMA Trust.

          (c) (SUBORDINATION OF MANAGER'S FEES): The amount available to be applied on each Payment Date in accordance with clause [5.1(g)] (if any) must be applied in the following order of priority:

               (i) first, towards an amount equal to the Principal Shortfall on that Payment Date to be allocated to [Principal Cash Balance] and invested in Authorised Investments in respect thereof;

               (ii) secondly, towards the amount (if any) by which the Required Income Reserve in relation to that Payment Date exceeds the then Income Reserve (after the payments and allocations referred to clauses [5.1(a) to (e)] (inclusive)) to be allocated to Income Reserve and invested or retained in Authorised Investments in respect thereof; and

               (iii) finally, the balance is to be paid to the Manager towards the balance of outstanding Manager's Fees (not paid or provided for pursuant to clause [5.1(b)]) on that Payment Date or (if the Payment Date is not a [Quarterly] Payment
                      Date) towards an amount to be invested in Authorised Investments towards provision for the balance of the Manager's Fees to the extent that they have accrued and are payable on a subsequent Payment Date.

               To the extent that any Manager's Fees are not paid on a [Quarterly] Payment Date pursuant to this clause [5.3(c)], the due date for payment of such Manager's Fees will be deferred until the next [Quarterly] Payment Date.

5.4       [PRINCIPAL CASH BALANCE

          (a) (ALLOCATION FROM ISSUE PROCEEDS): The Manager must, prior to each Issue Date in respect of any Notes, determine in accordance with clause [5.4(c)] and notify in writing to the Issuer Trustee the amount (if any) of the issue proceeds of those Notes to be applied on the relevant Issue Date (after being exchanged for A$ under the Currency Swap in the case of the Class [ ] Notes) towards the Principal Cash Balance.

          (b) (REQUIRED PRINCIPAL CASH BALANCE): The Manager must, no later than the day [5] Business Days prior to each Payment Date, determine in accordance with clause [5.4(c)] the amount of the Required Principal Cash Balance in relation to that Payment Date and notify the Issuer Trustee in writing of such amount (unless there has been no change in the Required Principal Cash Balance since it was last determined by the Manager).

          (c) (LIMITS ON PRINCIPAL CASH BALANCE): The amounts determined by the Manager pursuant to clauses [5.4(a) and (b)] must be such that immediately following the relevant Issue Date or Payment Date (as the case may be):

               (i) the Principal Cash Balance does not exceed [2%] (or such other percentage as is determined by the Manager and notified in writing to the Issuer Trustee provided that no change to the percentage will be effective until each Current Rating Authority has confirmed that this will not result in a downgrading, withdrawal or qualification of any rating then assigned by it to the Notes) of the then Total Principal Balance; and

               (ii) the Principal Cash Balance will not be less than [0.25]% of the then Total Principal Balance (unless, in the case of clause [5.4(b)], there are insufficient funds available to be applied to the Principal Cash Balance pursuant to clause [5.1(i)]).

          (d) (DETERMINING PRINCIPAL CASH BALANCE): The Principal Cash Balance at any time is:

               (i) the aggregate of all amounts previously allocated to the Principal Cash Balance from the proceeds of the issue of Notes in accordance with clause [5.4(a)] and all amounts allocated to the Principal Cash Balance from Collections pursuant to clauses [5.1(i), 5.3(c)(i) and 5.9(a)]; and

               (ii) less the aggregate of all amounts of the Principal Cash Balance previously paid or applied toward liabilities of the PUMA Trust (including amounts applied by way of provision for future liabilities but without double counting where those amounts are subsequently applied to those liabilities) in accordance with clause [5.1] or in accordance with clauses [7 or 8].

               The Issuer Trustee must keep a record of the amount of the Principal Cash Balance but may mix the Principal Cash Balance with other assets of the PUMA Trust.

          (e) (APPLICATION OF PRINCIPAL CASH BALANCE): Principal Cash Balance may only be applied in accordance with clauses [5.1, 5.2, 7.2 and 8.1].]

5.5       [A$ PRINCIPAL PAYMENTS ON CLASS [ ] NOTES AND A$ CLASS [ ] NOTES

          The Distributable Principal, if any, in relation to each [Quarterly] Payment Date must be applied by the Issuer Trustee on that [Quarterly] Payment Date, upon the direction of the

          Manager:

          (a) (LESS THAN TRIGGER LEVEL): if the Subordination Level on the [Quarterly] Payment Date is less than the Trigger Level, in the following order of priority:

               (i) first, in payment to the Currency Swap Provider of the whole of Distributable Principal up to an amount not exceeding the A$ Equivalent of the aggregate of the Principal Balances of the Class [ ] Notes to be applied as the A$ Class [ ] Principal Amount for that [Quarterly] Payment Date and paid in accordance with the Currency Swap;

               (ii) second, the balance of the Distributable Principal, if any, is to be applied in payment (based upon the aggregate Principal Balance of the A$ Class [ ] Notes prior to any repayments of the principal of the A$ Class [ ] Notes on that [Quarterly] Payment Date) to the A$ Class [ ] Noteholders, pari passu and rateably between themselves, as a repayment of principal on the A$ Class [ ] Notes until the aggregate Principal Balance of the A$ Class [ ] Notes has been reduced to zero.

          (b) (EQUAL TO OR GREATER THAN TRIGGER LEVEL): if the Subordination Level on any [Quarterly] Payment Date is equal to or greater than the Trigger Level (but subject to the following), in payment rateably (based upon, respectively, the then A$ Equivalent of the aggregate Principal Balances of the Class [ ] Notes and the then aggregate Principal Balances of the A$ Class [ ] Notes prior to any repayments of the principal of the Notes on that [Quarterly] Payment Date) to:

               (i) the Currency Swap Provider of an amount not exceeding the A$ Equivalent of the aggregate Principal Balances of the Class [ ] Notes to be applied as the A$ Class [ ] Principal Amount for that [Quarterly] Payment Date and paid in accordance with the Currency Swap[s]; and

               (ii) the A$ Class [ ] Noteholders, pari passu and rateably between themselves, as a repayment of principal on the A$ Class [ ] Notes until the aggregate Principal Balance of the A$ Class [ ] Notes has been reduced to zero.

               Provided that, notwithstanding the foregoing, if:

               (iii) the PUMA Trust has sustained or incurred (or in the opinion of the Manager based on events or circumstances then subsisting may sustain or incur) a loss or default in relation to the principal amount of any Authorised Investment; and

               (iv) in the opinion of the Manager that loss or default will not be or is unlikely to be fully mitigated in a timely manner by the proceeds of any Security Enhancement or by virtue of the allocation of amounts to Principal Cash Balance pursuant to clause [5.3(c)(i) or clause 5.9(a)], then the Manager must so notify the Issuer Trustee and the whole of the Distributable Principal on that [Quarterly] Payment Date must be applied in accordance with clause [5.5(a)].]

5.6       [US$] PAYMENTS

          On each [Quarterly] Payment Date the Issuer Trustee must apply the US$ amounts received from the Currency Swap Provider[s] under the Currency Swap[s] in accordance with conditions [6.9 and 7.2] of the Note Conditions.

5.7       PREPAYMENT AMOUNTS

          The Issuer Trustee must deal with any Prepayment Amounts, and any interest and other income earned by the Issuer Trustee on any Prepayment Amounts, in accordance with the Transaction Document pursuant to which that Prepayment Amount was paid to, or lodged with, the Issuer Trustee.

5.8       [PRE-FUNDING POOL DISTRIBUTION

          If at the end of the Pre-Funding Period, the balance held in the Pre-Funding Pool is equal to or exceeds A$[ ], the Issuer Trustee must, at the direction of the Manager, on the next occurring [Quarterly] Payment Date make distributions using the Pre-Funding Pool in the following order (determined, in the case of clauses [5.8(a) and (b)], on the basis that the Pre-Funding Pool is applied prior to the application of Collections on that Quarterly Payment Date):

          (a) (SENIOR REDRAW FACILITY PRINCIPAL): first, to the Redraw Facility Provider towards an amount not exceeding the Senior Redraw Facility Principal in relation to that [Quarterly] Payment Date to be applied towards repayment of the Redraw Facility Principal outstanding on the Business Day immediately prior to that [Quarterly] Payment Date;

          (b) (A$ REDRAW NOTES): secondly, to the A$ Redraw Noteholders, in the order set out in clause [5.1(l)], in repayment of the Principal Balance of any A$ Redraw Notes until the Principal Balances of the A$ Redraw Notes are reduced to zero; and

          (c) (CLASS [ ] NOTES): thirdly, the balance, if any, is to be applied as Distributable Principal in accordance with clause [5.5].

          If at the end of the Pre-Funding Period the balance held in the Pre-Funding Pool is less than A$[ ], the Pre-Funding Pool will form part of Collections on the [ ] [Quarterly] Payment Date to be applied in accordance with clauses 5.1 and 5.2.]

5.9       SUBORDINATED REDRAW FACILITY INTEREST

          The amount available to be applied on a Payment Date in accordance with clause [5.1(f)] (if any) must be applied in the following order of priority:

          (a) (PRINCIPAL SHORTFALL): first, towards an amount equal to the Principal Shortfall remaining on that Payment Date (after taking into account any amount of Manager's Fees to be applied on that Payment Date towards the Principal Shortfall pursuant to clause [5.3(c)(i)]) to be allocated to Principal Cash Balance and invested in Authorised Investments in respect thereof; and

          (b) (REDRAW FACILITY PROVIDER): secondly, the balance is to be paid to the Redraw Facility Provider towards payment of the balance of any Redraw Facility Interest due on that Payment Date.

--------------------------------------------------------------------------------

6.        NET ACCOUNTING INCOME AND NET TAX INCOME

6.1       ALLOCATION OF NET ACCOUNTING INCOME/NET TAX INCOME

          (a) (UNITHOLDERS PRESENTLY ENTITLED TO INCOME): The Income Unitholder is presently entitled to whichever is the greater of the Net Tax Income and the Net Accounting Income of the PUMA Trust for each Financial Year in accordance with this clause [6 and clause 14.9] of the Trust Deed is varied accordingly.

          (b) (MANAGER TO ACT OR DIRECT THE ISSUER TRUSTEE): The Manager must act or direct that the Issuer Trustee takes such action as is necessary in each case to ensure (to the extent possible in accordance with this Sub-Fund Notice) that any tax liability in respect of the PUMA Trust in respect of a Financial Year under [Division 6 of Part III of the Income Tax Assessment Act 1936] is borne by the Income Unitholder and not by the Issuer Trustee.

6.2       [PAYMENT TO INCOME UNITHOLDERS

          To the extent that an amount which the Income Unitholder has a present entitlement to under clause 6.1 has not actually been paid or applied to the benefit of the Income Unitholder pursuant to clause 5.1(h) during that Financial Year or reinvested in the PUMA Trust pursuant to clause 14.10 of the Trust Deed during that Financial Year, it will constitute an amount payable by the Issuer Trustee to the Income Unitholder to be satisfied only from amounts otherwise to be paid or applied to the benefit of the Income Unitholder in accordance with clause 5.1(h) on the Payment Dates following the close of the Financial Year. If in the last Financial Year of the PUMA Trust, such amount (if any) in respect of the previous Financial Year has not been satisfied from the amount otherwise to be paid or applied to the benefit of the Income Unitholder in accordance with clause 5.1(h) on prior Payment Dates in the last Financial Year, the shortfall, plus any such amount for the last Financial Year, will be satisfied in full from, and only by, the payment of the funds (if any) by the Issuer Trustee to the Income Unitholder pursuant to clause 5.1(h) on the final Payment Date in that Financial Year.

6.3       EXCESS DISTRIBUTIONS

          (a) (DEPOSIT WITH THE INCOME UNITHOLDER): A payment to or application to the benefit of the Income Unitholder pursuant to clause 5.1(h) will be held by the Income Unitholder as a deposit by the Issuer Trustee with the Income Unitholder and will be dealt with in accordance with this clause 6.3.

          (b) (APPLICATION TOWARDS NET TAX INCOME): At the end of each Financial Year, the Income Unitholder will, and will be entitled to, deduct from so much of the deposit standing to the credit of the Issuer Trustee pursuant to clause 6.3(a), the amount for that Financial Year to which the Income Unitholder is presently entitled. To the extent that there is any surplus in the amount standing to the credit of the deposit over the amount to which the Income Unitholder is presently entitled for a Financial Year, the surplus will be dealt with in accordance with this clause 6.3(b) in the succeeding Financial Year.]

--------------------------------------------------------------------------------

7.        ACQUISITION AND DISPOSAL OF APPROVED MORTGAGES

7.1       [ESTABLISHMENT OF THE PRE-FUNDING POOL

          The Issuer Trustee, upon the direction of the Manager, must on the Closing Date hold a portion of the proceeds of issue of both the Class
          [ ] Notes, after exchange to A$ under the Currency Swap(s), and the A$ Class [ ] Notes issued on the Closing Date, as a pre-funding pool and must initially invest such amount in Authorised Investments other than Approved Mortgages. The Pre-Funding Pool may only be utilised to acquire Approved Mortgages, together with all Loans, Collateral Securities and other rights and entitlements relating thereto, during the Pre-Funding Period in accordance with clause [7.2] and, following the Pre-Funding Period, must be applied in the manner set out in clause [5.8]. The Issuer Trustee must keep a record of the amount of the Pre-Funding Pool but may mix the Pre-Funding Pool with other assets of the PUMA Trust.]

7.2       ACQUISITION OF APPROVED MORTGAGES

          The Issuer Trustee, upon the direction of the Manager and subject to clause [7.3], may [at any

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               time during the Pre-Funding Period or the Substitution Period (as the case may be)] acquire from another Fund, pursuant to clause [6B] of the Trust Deed, Approved Mortgages, together with all Loans, Collateral Securities and other rights and entitlements relating thereto by applying:

          (a) (CLOSING DATE): any proceeds of the issue of Class [ ] Notes, after exchange to A$ under the Currency Swap[s]), or A$ Class [ ] Notes on the Closing Date;

          (b) [(PRE-FUNDING POOL): at any time during the Pre-Funding Period, amounts held in the Pre-Funding Pool;

          (c) (PAYMENT DATE): on a Payment Date during the Substitution Period, the funds available for this purpose in accordance with clause [5.1(m)];

          (d) (PRINCIPAL COLLECTIONS [AND PRINCIPAL CASH BALANCE]): during the Substitution Period, on a day other than a Payment Date, Collections on that day provided that:

               (i) the aggregate amount of Collections, [other than Principal Cash Balance,] so applied on that day must not exceed the then Principal Collections;

               (ii) the Manager is of the opinion that the funds applied will not be required, in accordance with clauses [5.1 and 5.2], to be applied on the following Payment Date to the liabilities referred to in clauses [5.1(a) to (e)] (inclusive); and

               (iii) following such application the Principal Cash Balance will not be less than [ ]% of the then Total Principal Balance; or]

          (e) (REDRAW FACILITY ADVANCES): at any time, Redraw Facility Advances to the extent of any Subordinate Further Advance Amount in respect of any such Approved Mortgage.

          [After the end of the Pre-Funding Period, the Pre-Funding Pool will be distributed in accordance with clause [5.8] and after the end of the Substitution Period the Issuer Trustee may no longer acquire Approved Mortgages (except in accordance with clause [7.4]).]

7.3       MATURITY DATE FOR APPROVED MORTGAGES AND FURTHER ADVANCES

          The Manager must not direct the Issuer Trustee:

          (a) (APPROVED MORTGAGES): to acquire, and the Issuer Trustee must not acquire, an Approved Mortgage pursuant to clause [7.2] unless the maturity date in respect of the Approved Mortgage is no later than 1 year prior to the Final Maturity Date.

          (b) (FURTHER ADVANCE): to make, and the Issuer Trustee must not make, a Further Advance pursuant to clause [8.1] unless following the Further Advance the maturity date in respect of the Approved Mortgage will be no later than 1 year prior to the Final Maturity Date.

7.4       SALE OF APPROVED MORTGAGES

          The Issuer Trustee, upon the direction of the Manager, may sell to another Fund, pursuant to clause [6B] of the Trust Deed, Approved Mortgages, together with all Loans, Collateral Securities and other rights and entitlements relating thereto:

          (a) (CONVERSION TO FIXED RATE): if a borrower in respect of the Approved Mortgage wishes to convert a floating rate of interest applying to the Approved Mortgage to a fixed rate of interest and the Manager is unable to arrange an appropriate Hedge Arrangement in relation to that Approved Mortgage upon terms acceptable to the Manager; or

          (b) (OTHER REQUESTS): if a borrower in respect of an Approved Mortgage requests a variation to the terms of the Approved Mortgage which the Issuer Trustee cannot agree to, in accordance with the Transaction Documents, while the Approved Mortgage is held by the PUMA Trust but which the Issuer Trustee could agree to if the Approved Mortgage was held by another Fund.

          Where an Approved Mortgage (the "SOLD APPROVED MORTGAGE") is transferred to another Fund pursuant to clause [7.4(a)] the Issuer Trustee may, upon the direction of the Manager, acquire a replacement Approved Mortgage or Approved Mortgages (which are charged interest at a floating rate or which have the benefit of a related Hedge Arrangement) from another Fund or Funds, pursuant to clause [6B] of the Trust Deed, by applying the whole or part of the funds received by the Issuer Trustee in relation to the sale of the Sold Approved Mortgage.

7.5       NO OBLIGATION

          Nothing in this clause [7]is to be construed as requiring the Manager to direct the Issuer Trustee to acquire or sell Approved Mortgages and the Manager may elect to so direct or not direct the Issuer Trustee in its absolute discretion.

--------------------------------------------------------------------------------

8.        REDRAWS AND FURTHER ADVANCES

8.1       REDRAWS AND SENIOR FURTHER ADVANCES

          The Issuer Trustee, upon the direction of the Manager, may at any time fund Redraws and, at any time prior to the Amortization Date, fund Senior Further Advances, , in respect of the Approved Mortgages held by the Issuer Trustee, by applying:

          (a) (PAYMENT DATE): on a Payment Date, the funds available for this purpose in accordance with clause [5.1(k)];

          (b) [(PRINCIPAL COLLECTIONS AND PRINCIPAL CASH BALANCE): on a day other than a Payment Date, Collections on that day provided that:

               (i) the aggregate amount of Collections, other than Principal Cash Balance, so applied on that day must not exceed the then Principal Collections;

               (ii) the Manager is of the opinion that the funds applied will not be required, in accordance with clauses [5.1 and 5.2], to be applied on the following Payment Date to the liabilities referred to in clauses [5.1(a) to (e)] (inclusive); and

               (iii) following such application the Principal Cash Balance will not be less than [ ]% of the then Total Principal Balance; or]

          (c) (REDRAW FACILITY AND A$ REDRAW NOTES): in relation to Redraws only, on any day, Redraw Facility Advances or the issue proceeds of A$ Redraw Notes.

8.2       SUBORDINATE  FURTHER ADVANCES

          The Issuer Trustee, upon the direction of the Manager, may at any time:

          (a) (SUBORDINATE FURTHER ADVANCES): make Subordinate Further Advances in respect of Approved Mortgages held by the Issuer Trustee; or

          (b) (APPROVED MORTGAGES): acquire Approved Mortgages which have a Subordinate Further Advance Amount at the time of their acquisition by the Issuer Trustee,

          provided that Subordinate Further Advances under paragraph (a) must only be made or, the acquisition of Approved Mortgages to the extent of the Subordinate Further Advance Amount under paragraph (b) must only be funded, from the application of Redraw Facility Advances.

8.3       NO OBLIGATION

          Nothing in this clause [8] is to be construed as requiring the Manager to direct the Issuer Trustee to make Redraws or Further Advances, including Subordinate Further Advances, and the Manager may elect to so direct or not direct the Issuer Trustee in its absolute discretion.

--------------------------------------------------------------------------------

9.        TRANSFER POWER OVER APPROVED MORTGAGES

9.1       NATURE OF TRANSFER POWER

          Pursuant to clause [6B.4] of the Trust Deed, the Issuer Trustee has the power (a "TRANSFER POWER") to transfer all, but not some only, of the Approved Mortgages held by it as trustee of the PUMA Trust, together with all Loans, Collateral Securities and other rights and entitlements relating thereto (the "MORTGAGE LOAN RIGHTS"), to one or more other Funds (whether presently existing or constituted in the future) upon the terms set out under this clause 9.

9.2       TRANSFER POWER

          The Issuer Trustee must exercise the Transfer Power if the Manager directs the Issuer Trustee to do so in a written notice received by the Issuer Trustee:

          (a) (ENFORCEMENT OF SECURITY TRUST DEED): within 30 days of the Security Trustee appointing (or the Voting Secured Creditors as contemplated by clause [8.4] of the Security Trust Deed appointing) a Receiver over any Charged Property, or taking possession of any Charged Property, pursuant to the Security Trust Deed (expressions used in this clause have the same meanings as in the Security Trust Deed); or

          (b) (OPTIONAL REDEMPTION OF NOTES): following a direction by the Manager to the Issuer Trustee to redeem the Notes given in accordance with Condition [7.3 or 7.4] of the Note Conditions if and only if:

               (i) following the exercise of the Transfer Power the Issuer Trustee will have sufficient funds to redeem the Notes in accordance with Condition [7.3 or 7.4], as applicable; and

               (ii) in the case of a direction pursuant to Condition [7.4],
                    Class [] Noteholders do not have the right to elect that the Notes are not to be redeemed or, if they do have that right, they have not exercised it within the required period.

9.3       BENEFIT OF TRANSFER POWER FOR MORE THAN ONE FUND

          The Manager may, in the notice referred to in clause [9.2], specify one or more Funds to which the Mortgage Loan Rights are to be transferred (each such Fund being a "PURCHASING FUND") provided that if there is more than one Purchasing Fund it must also specify the particular Mortgage Loan Rights to be transferred to each such Purchasing Fund.

9.4       TIME OF TRANSFER

          The notice referred to in clause [9.2] must specify a date for the transfer of the Mortgage Loan Rights (referred to in this clause as the "TRANSFER DATE") which:

          (a) (ENFORCEMENT OF SECURITY TRUST DEED): in the case of clause [9.2(a)], must be no later than 75 days after the occurrence of the event referred to in clause [9.2(a)]; and

          (b) (OPTIONAL REDEMPTION OF NOTES): in the case of clause [9.2(b)], must be no later than the Quarterly Payment Date upon which the Notes are to be redeemed.

9.5       TRANSFER AND PAYMENT

          If the Issuer Trustee receives a notice from the Manager in accordance, and complying, with this clause, then the Issuer Trustee must on the applicable Transfer Date complete the transfer of the Mortgage Loan Rights from the PUMA Trust to the relevant Purchasing Fund or Purchasing Funds, as the case may be, in accordance with the procedures and on the terms set out in clause [6B] of the Trust Deed. For the purposes of clause [6B] of the Trust Deed, the PUMA Trust will be the Selling Fund and each Purchasing Fund will be an Acquiring Fund.

--------------------------------------------------------------------------------
10.       MISCELLANEOUS

10.1      AMENDMENTS TO THIS SUB-FUND NOTICE

          This Sub-Fund Notice may only be amended in accordance with clause [22] of the Trust Deed. In addition, any amendment to this Sub-Fund Notice or the Trust Deed, to the extent that it applies to the PUMA Trust, which has the effect of making a Payment Modification (as that term is defined in the Note Trust Deed), may be made if, and only if, the consent has first been obtained of each Class [ ] Noteholder that is affected by that Payment Modification.

10.2      AMENDMENTS TO TRANSACTION DOCUMENTS

          Subject to clause [10.1], the Issuer Trustee and the Manager may agree to amend any Transaction Document and may enter into new Transaction Documents (without the consent of any Noteholder) provided that each Current Rating Authority has advised the Manager that this will not result in a reduction, qualification or withdrawal of the rating given to the Notes by that Current Rating Authority.

10.3      COLLECTIONS HELD BY MANAGER

          Notwithstanding any provision to the contrary in the Trust Deed, the Issuer Trustee and the Manager may from time to time agree that some or all of the amounts payable to the Issuer Trustee as trustee of the PUMA Trust will be paid to the Manager or a Related Body Corporate of the Manager, in lieu of the Issuer Trustee, provided that the Manager must ensure that such amounts are paid into an Account or the Combined Account, or are otherwise applied, with the agreement of the Issuer Trustee, towards payments in respect of the PUMA Trust referred to in clauses [12.4(a) to (c)] (inclusive) of the Trust Deed, within:

          (a) (2 BUSINESS DAYS): [2] Business Days of their receipt by the Manager or its Related Body Corporate; or

          (b) (OTHER PERIOD): such other period as is agreed between the Issuer Trustee and the Manager provided that each Current Rating Authority has confirmed that this will not result in a downgrading, withdrawal or qualification of any rating then assigned by it to the Notes.

10.4      CURRENCY CONVERSION OF CLASS [  ] NOTES - AUTHORISED INVESTMENTS

          For the purposes of paragraph [1(b)] of the Second Schedule to the Trust Deed, the outstanding principal balance of any Class [ ] Notes will be converted to A$ at the A$ Exchange Rate.

10.5      NOTICES TO INVESTORS

          If A$ Notes become the subject of a dedicated page of the Reuters System (or other electronic market information system generally used in Australian financial markets), all notifications to holders of A$ Notes under the Trust Deed and this Sub-Fund Notice will be made on that dedicated page (instead of any other method of notice). In the absence of such an arrangement, notification to the holders of A$ Notes under this Sub-Fund Notice may be made in any manner permitted under the Trust Deed.

10.6      RECORD DATE

          For the purposes of clause [15.5(b)] of the Trust Deed, the Register for the Sub-Fund will be closed by the Issuer Trustee for the purpose of calculating the Noteholder Entitlements in respect of the A$ Notes and Unitholder Entitlements in respect of the Sub-Fund on a [Quarterly] Payment Date from the close of business on the day which is 3 Banking Days prior to that [Quarterly] Payment Date and will reopen at the commencement of business on the Banking Day immediately after that date. Payments in respect of any such Noteholder Entitlement or Unitholder Entitlement will be made to the Noteholder or Unitholder recorded in the Register as at the time that the Register is closed in accordance with this clause.

10.7      [RATINGS BY FITCH

          Notwithstanding paragraph 1(a) of the Second Schedule of the Trust Deed, an Authorised Investment which is cash may be held on an at call basis with a Bank rated at least F1 (rather than F1+) from Fitch.]


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


EXECUTION

This Sub-Fund Notice is issued on behalf of MACQUARIE SECURITISATION LIMITED ABN 16 003 297 336 as MANAGER on the date set out above by:





.........................................             ........................................
Authorised Signatory                                           Authorised Signatory


This Sub-Fund Notice is accepted on behalf of [PERPETUAL TRUSTEES AUSTRALIA
LIMITED ABN 86 000 431 827] as ISSUER TRUSTEE on by:





.........................................             ........................................
Authorised Signatory                                 Authorised Signatory





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